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                                                                                     Exhibit 11
                                   THE MAY DEPARTMENT STORES COMPANY
                                 COMPUTATION OF NET EARNINGS PER SHARE

                                                        13 Weeks Ended           26 Weeks Ended
                                                     Aug. 3,     July 29,      Aug. 3,    July 29,
                                                      1996         1995         1996        1995
(millions, except per share)

Net earnings from continuing operations            $     110.0  $     106.9  $    207.6  $    193.9
ESOP Preferred Dividends, net of tax
  benefit on unallocated shares                           (4.6)        (4.7))      (9.1)       (9.5)
Preferred Dividend requirements                              -            -           -           -

Net earnings available for
  common shareowners:
     Continuing operations                               105.4        102.2       198.5       184.4
     Discontinued operation                                  -         34.2        11.4        60.7
Total net earnings available for
  common shareowners                               $     105.4  $     136.4  $    209.9  $    245.1

Average common shares outstanding                        249.7        249.2       249.6       248.8

Net earnings per share:
     Continuing operations                         $      0.42  $      0.41  $     0.79  $     0.74
     Discontinued operation                                  -         0.14        0.05        0.25
Total net earnings per share                       $      0.42  $      0.55  $     0.84  $     0.99

Primary Computation

Net earnings available from
  continuing operations                            $     105.4  $     102.2  $    198.5  $    184.4
Deferred comp. dividend adjustment                          .4          0.3          .7         0.7

Adjusted net earnings available:
     Continuing operations                         $     105.8  $     102.5  $    199.2  $    185.1
     Discontinued operation                                  -         34.2        11.4        60.7
Total adjusted net earnings available              $     105.8  $     136.7  $    210.6  $    245.8

Average common shares outstanding                        249.7        249.2       249.6       248.8
Common share equivalents (CSE's)                           1.7          1.0         1.6         0.9

Average common stock and CSE's                           251.4        250.2       251.2       249.7

Primary earnings per share:
     Continuing operations                         $      0.42  $      0.41  $     0.79  $     0.74
     Discontinued operation                                  -         0.13        0.05        0.24
Total Primary Earnings per share                   $      0.42  $      0.54  $     0.84  $     0.98

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                                                                                     Exhibit 11
                                   THE MAY DEPARTMENT STORES COMPANY
                                 COMPUTATION OF NET EARNINGS PER SHARE

                                                        13 Weeks Ended           26 Weeks Ended
                                                     Aug. 3,     July 29,      Aug. 3,    July 29,
                                                      1996         1995         1996        1995
(millions, except per share)

Fully Diluted Computation:

Adjusted net earnings available from
  continuing operations-PRIMARY                    $     105.8  $     102.5  $    199.2  $    185.1
Earnings impact of assumed conversion
  of ESOP Preference Shares, net of tax
  benefit on unallocated common shares                     2.9          2.9         5.8         5.6

Adjusted net earnings available-
  FULLY DILUTED:
     Continuing operations                               108.7        105.4       205.0       190.7
     Discontinued operation                                  -         34.2        11.4        60.7
Total adjusted net earnings available-
  FULLY DILUTED:                                   $     108.7  $     139.6  $    216.4  $    251.4

Average common shares and CSE's                          251.4        250.2       251.2       249.7
Additional CSE's attributable to
  treasury stock method                                      -          0.5           -         0.7
ESOP Preference Shares                                    14.3         15.0        14.5        15.0

Average Common Shares Outstanding on
  fully diluted basis                                    265.7        265.7       265.7       265.4

Fully Diluted earnings per share:
     Continuing operations                         $      0.41  $      0.40  $     0.77  $     0.72
     Discontinued operation                                  -         0.13        0.04        0.23
Total Fully Diluted Earnings per share             $      0.41  $      0.53  $     0.81  $     0.95

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